The Simply Good Foods Company Increases Share Repurchase Authorization

Denver, CO, April 13, 2022 - The Simply Good Foods Company (Nasdaq: SMPL) (“Simply Good Foods” or the “Company”), a developer, marketer and seller of branded nutritional foods and snacking products, today announced that its Board of Directors has approved the addition of $50 million to its existing stock repurchase program, which was first adopted in November 2018. As of April 13, 2022, an aggregate of approximately $76.2 million is available under Company’s stock repurchase authorization.

The Company will remain focused on organic growth and value enhancing M&A opportunities and intends to continue to prioritize use of its cash for these purposes. The primary goal of the repurchase program is to allow the Company to opportunistically repurchase its shares to reduce its outstanding share count. The Company continues to generate steady cash flow and has a strong balance sheet. As of the second fiscal quarter ended February 26, 2022, the Company had cash and cash equivalents of $51.5 million and anticipates its full year fiscal 2022 cash flow from operations to be about the same as last year. At the end of the second quarter, the outstanding principal balance of the Company's term loan debt was $431.5 million and the trailing twelve-month Net Debt to Adjusted EBITDA ratio was 1.6x.

“This stock repurchase program reflects our confidence in Simply Good Foods marketplace position and long-term growth potential," said Todd E. Cunfer, Chief Financial Officer. "We retain the financial flexibility to invest in our business and participate in M&A opportunities to increase long-term shareholder value."

Under the stock repurchase program, the Company may repurchase shares from time to time in the open market or in privately negotiated transactions. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The timing, volume and nature of stock repurchases, if any, will be at the Company’s sole discretion and will be dependent on market conditions, applicable securities laws, and other factors. The stock repurchase program may be suspended or discontinued at any time.

About The Simply Good Foods Company
The Simply Good Foods Company (Nasdaq: SMPL), headquartered in Denver, Colorado, is a consumer packaged food and beverage company that aims to lead the nutritious snacking movement with trusted brands that offer a variety of convenient, innovative, great-tasting, better-for-you snacks and meal replacements. The product portfolio we develop, market and sell consists primarily of protein bars, ready-to-drink (“RTD”) shakes, sweet and salty snacks and confectionery products marketed under the Atkins®, Atkins Endulge®, and Quest® brand names. Simply Good Foods is poised to expand its wellness platform through innovation and organic growth along with acquisition opportunities in the nutritional snacking space. For more information, please refer to http://www.thesimplygoodfoodscompany.com.

Forward Looking Statements
Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “expect”, “intends” or other similar words, phrases or expressions. These statements relate to future events or our future financial or operational performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We caution that these forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Undue reliance should not be placed on forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. These forward-looking statements include, among other things, statements regarding the effect of the novel coronavirus (“COVID-19”) on our business, financial condition and results of operations, our ability to continue to operate at a profit, the sufficiency of our sources of liquidity and capital, our ability to maintain current operation levels, our ability to maintain and gain market acceptance for our products or new products, our ability to capitalize on attractive opportunities, our ability to respond to competition and changes in the economy, unexpected costs, the amounts of or changes with respect to certain anticipated restructuring, raw materials and other costs, difficulties and delays in achieving the synergies and cost savings in connection with the Quest Acquisition, changes in the business environment in which we operate including general financial, economic, capital market, regulatory and political conditions affecting us and the industry in which we operate, unforeseen business disruptions or other effects due to current global geopolitical tensions, including relating to Ukraine, changes in consumer preferences and purchasing habits, our ability to maintain adequate product inventory levels to timely supply customer orders, changes in taxes, tariffs, duties, governmental laws and regulations, the availability of or competition for other brands, assets or other opportunities for investment by us or to expand our business, competitive product and pricing activity, difficulties of managing growth profitably, the loss of one or more members of our management team, expansion of our wellness platform and other risks and uncertainties indicated in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Investor Contact
Mark Pogharian
Vice President, Investor Relations, Treasury and Business Development
The Simply Good Foods Company
(720) 768-2681
mpogharian@simplygoodfoodsco.com

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